As filed with the Securities and Exchange Commission on June 17, 2003

Registration No. 333-19727

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IDT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	22-3415036
(State of Incorporation)	(I.R.S. Employer Identification No.)

520 Broad Street

Newark, New Jersey 07102

(973) 438-1000

(Address of Principal Executive Offices, Including Zip Code)

Amended and Restated 1996 Stock Option and Incentive Plan

of IDT Corporation

Employee Stock Option Program

(Full Title of the Plan)

James A. Courter

Chief Executive Officer

IDT Corporation

520 Broad Street

Newark, New Jersey 07102

(973) 438-1000

(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Joyce J. Mason, Esq.

General Counsel

IDT Corporation

520 Broad Street

Newark, New Jersey 07102

(973) 438-1000

EXPLANATORY NOTE

Upon its effectiveness, the Registrant’s Registration Statement on Form S-8 (File No. 333-19727), originally filed with the Securities and Exchange Commission (the “Commission”) on January 14, 1997 (the “January Registration Statement”), covered certain shares of Common Stock of the Registrant related to the Registrant’s 1996 Stock Option and Incentive Plan, as Amended and Restated, and Employee Stock Option Program (the “Employee Stock Option Program”).

On April 25, 2003, all then outstanding stock options exercisable for shares of Common Stock of the Registrant were amended to entitle the holders thereof to acquire shares of Class B Common Stock of the Registrant instead of Common Stock. As a result, a total of 156,260 shares of Common Stock covered by the January Registration Statement are no longer issuable pursuant to the Employee Stock Option Program.

Accordingly, by this Post-Effective Amendment No. 1, the Registrant hereby deregisters 156,260 shares of Common Stock covered by the January Registration Statement. These deregistered shares have been registered by the Registrant on a Registration Statement on Form S-8 as shares of Class B Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on June 17, 2003.

IDT CORPORATION

By:	/s/ JAMES A. COURTER

James A. Courter Vice Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Form S-8 Registration Statement has been signed by the following persons in the capacities indicated on this 17 day of June, 2003.

Signature	Titles

/s/ HOWARD S. JONAS Howard S. Jonas	Chairman of the Board

* James A. Courter	Vice Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ STEPHEN R. BROWN Stephen R. Brown	Chief Financial Officer, Treasurer and Director (Principal Financial Officer)

/s/ MARCELO FISCHER Marcelo Fischer	Chief Accounting Officer and Controller (Principal Accounting Officer)

/s/ MICHAEL FISCHBERGER Michael Fischberger	Director

* Joyce J. Mason	Director

* Marc E. Knoller	Director

/s/ MOSHE KAGANOFF Moshe Kaganoff	Director

* J. Warren Blaker	Director

/s/ RUDY BOSCHWITZ Rudy Boschwitz	Director

/s/ SAUL K. FENSTER Saul K. Fenster	Director

Signature	Titles

/s/ JACK F. KEMP Jack F. Kemp	Director

/s/ MICHAEL J. LEVITT Michael J. Levitt	Director

/s/ MARC J. OPPENHEIMER Marc J. Oppenheimer	Director

/s/ WILLIAM ARTHUR OWENS William Arthur Owens	Director

/s/ WILLIAM F. WELD William F. Weld	Director

*By:	/s/ HOWARD S. JONAS

Howard S. Jonas Attorney-in-Fact